EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of May 30, 1997, between IT PARTNERS, INC. , a Delaware corporation ("ITPI") and DANIEL J. KLEIN ("Klein").

     WHEREAS, ITPI desires to employ Klein and Klein desires to accept such employment on the terms and conditions hereinafter set forth; and

     WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of ITPI's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of ITPI, having been acquired through ITPI's efforts and the expenditure of considerable time and money, are among the principal assets of ITPI; and

     WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Klein will be employed, Klein will develop special skills and knowledge peculiar to ITPI's business, whereby he will become, through his employment with ITPI, acquainted with the identities of the clients and customers of ITPI, and will acquire access to the techniques of ITPI in carrying on its business as well as other confidential and proprietary information; and

     WHEREAS, the parties hereto acknowledge that the Covenants set forth in
Section 8 of this Agreement are necessary for the reasonable and proper protection of ITPI's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of ITPI's business, and that such Covenants constitute a material portion of the consideration for Klein's employment hereunder.

     NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Term. ITPI agrees to employ Klein, and Klein agrees to be employed, as Chief Executive Officer and/or Chairman as determined by ITPI's Board of Directors (the "Board") from time to time for an initial term of five
(5) years commencing June 1, 1997 and ending May 30, 2002 (the "Initial Term"), unless such employment is sooner terminated as provided herein. In such capacity, Klein shall perform such duties and have such responsibilities as are incident and customary to such offices, and shall have such powers and perform such other duties and responsibilities as may be assigned to him by the Board. During term hereof, Klein shall devote his full time, attention, skill and energy to the performance of his duties under this Agreement, and he shall comply with all reasonable professional requests of the Company.

     2.     Compensation.

          2.1 Base Salary. In consideration of Klein's services hereunder, ITPI shall, beginning with the pay period commencing 6/1/1997, pay Klein a minimum base salary of One Hundred Twenty Thousand and 00/100 Dollars ($120,000) per annum, payable in equal monthly installments in accordance with ITPI's normal payroll practices. Such base salary will be reviewed annually, and may be increased (but not decreased) by ITPI's Board, or its Executive Committee in its sole discretion.

          2.2. Bonus Compensation. In addition, Klein shall be eligible for an annual performance bonus of up to one hundred percent (100%) of Klein's base salary, based upon the achievement of certain defined annual performance goals consistent with the Company's 5-year operating plan established by the Board (including, without limitation, "threshold" goals, "plan" goals and "override" goals), in consultation with ITPI management, during the term hereof.

               a. Achievement by the Company of its "threshold" performance goal for a given year shall make Klein eligible to receive a bonus payment equal to twenty percent (20%) of his annual base salary.

               b. Achievement by the Company of its "plan" performance goal for a given year shall make Klein eligible to receive a bonus payment equal to sixty percent (60%) of his annual base salary.

               c. Achievement by the Company of its "override" performance goal for a given year shall make Klein eligible to receive a bonus payment equal to one hundred percent (100%) of his annual base salary.

               d. ITPI may, in its sole discretion, pay a bonus to Klein over and above any bonuses determined and paid to Klein in accordance with this Section.

     3.      Fringe Benefits.

          3.1. During the term of this Agreement, Klein shall be entitled to participate in any and all fringe benefit plans, programs and practices which shall from time to time be sponsored by ITPI for the benefit of its executive employees, and shall be furnished with other services and perquisites appropriate to his position.

          3.2. Without limiting the generality of the foregoing, Klein shall be entitled to the following benefits (regardless of whether such benefits are provided to other executives):

               a. Comprehensive medical insurance for Klein, his spouse, and his dependent children with no deductibles or co-insurance.

               b. Dental and vision insurance for Klein, his spouse, and his dependent children with no deductibles or co-nsurance.

               c. Group term life insurance with death benefits of not less than $1,000,000.00.

               d. Long-term disability insurance paying disability benefits of at least 70% of Klein's salary upon the termination of Klein's employment by reason of disability.

               e. Accidental death and dismemberment insurance benefits of not less than $1,000,000.00.

               f.      Annual physical examinations.

               g. Financial planning services with a value of up to $2,500.00 per year during the term hereof.

     4. Vacation and Sick Leave. Klein shall be entitled to a total of four (4) weeks of vacation each year during the term hereof. Unused vacation shall not accumulate from year to year. Klein may take his vacation at such time or times as shall not unreasonably interfere with the performance of his duties under this Agreement. Klein shall be entitled to paid sick leave and holidays in accordance with ITPI's announced policy for executive employees as in effect from time to time.

     5. Reimbursement of Expenses. Klein is authorized to incur reasonable expenses in connection with the business of ITPI including expenses for travel and similar items. ITPI will reimburse Klein for all previously approved reasonable expenses upon itemized account of expenditures.

     6. Illness or Disability. Klein shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as he receives benefits under the long term disability insurance coverage referred to in Section 4, supra; provided, however, that such interim period of compensation for illness or disability shall not exceed six (6) months. Notwithstanding the foregoing, ITPI shall have the right to terminate this Agreement without further obligation to Klein if such illness or disability shall be of such a character as totally to disable Klein from rendering any services to ITPI for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

     7. Termination of Employment. Klein's employment hereunder is employment at will, and either ITPI or Klein may terminate this Agreement and Klein's employment at any time, with or without cause. If ITPI terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Klein's Disability as described in Section 6 hereof, Klein shall be entitled to receive, as his exclusive remedy for such termination, the payment of his then-current base salary for the remainder of the Term hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Klein in equal monthly installments consistent with ITPI's standard payroll practices, the first of such installments to be due within thirty (30) days after a qualifying termination hereof. For purposes of this Agreement, "Cause" shall mean drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Klein having a material adverse effect on the business of ITPI.

     8.      Restrictive Covenants.

          a. Noncompetition. Klein agrees that during his employment, and for a period of two (2) years after the later of termination of this Agreement and termination of his employment with ITPI (the "Protected Period"), he will not: (a) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity that provides computer programming or consulting services, or any other products or services competitive with those currently provided by ITPI or those ITPI is providing as of the date of termination of Klein's employment with ITPI ("Competitive Activity"); or (b) have any ownership or financial interest, directly or indirectly, in any entity that engages in Competitive Activity, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly owned corporation in which Klein owns less than 2% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of ITPI. Notwithstanding the foregoing, if the Agreement is terminated by ITPI and such termination is without Cause, as defined herein, Klein shall be bound by the terms of this subsection 8a only for the shorter of (i) two (2) years following such termination or (ii) the period of time following such termination during which ITPI, at ITPI's sole discretion, continues to pay Klein's then-current base salary.

          b. Nonsolicitation. During Klein's employment with ITPI, and during the Protected Period, Klein agrees not to solicit or conduct business, without ITPI's consent, with any client or customer of ITPI (past or present), whether or not ITPI is doing work for such client or customer as of the date of termination of Klein's employment with ITPI, as well as any prospective client or customer of ITPI, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of ITPI for the purpose of inducing that employee to terminate his/her employment with ITPI or act in any way that would be contrary to the best interests of ITPI.

          c. Nondisclosure. During and after Klein's employment with ITPI, Klein agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of ITPI, regardless of whether the same shall be or may have been originated, discovered or invented by Klein or by Klein in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of ITPI, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earning, computer software and reporting systems, and the procedures, systems and business methods of ITPI.

          d. Geographic Scope of Restrictive Covenants. The geographic area in which Klein shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to the continental United States.

     9. Remedies for Breach. Klein hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to ITPI, and that ITPI's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to ITPI for any such violation.
Therefore, any violation or threatened violation by Klein of the Covenants shall give ITPI the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies ITPI may have, at law or in equity.

     10. Notice of Subsequent Employment; Etc. Klein agrees that he shall, during the two (2) year period following the termination of his employment with ITPI, give written notice to ITPI of the names and addresses of each person, firm, corporation or other entity by whom he is employed or for whom he acts as director, agent, representative, member, associate or consultant. Klein further agrees that if at any time during such two (2) year period he conducts business on his own account, or through a proprietary interest in any business, firm, partnership or other entity, or as contractor, or owns any stock in a corporation, Klein shall give written notice to ITPI of the name, address and nature of any such business.

     11.      Return of ITPI Property; Assignment of Inventions.

          a. Return of Property. Upon the termination of Klein's employment with ITPI for any reason, Klein shall leave with or return to ITPI all personal property belonging to ITPI ("ITPI Property") that is in Klein's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such ITPI Property contains confidential or proprietary information of ITPI as described in Section 8c hereof.

          b. Assignment of Inventions. If at any time or times during Klein's employment, Klein shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of ITPI or any of the products or services being developed, manufactured or sold by ITPI or that may be used in relation therewith, (b) results from tasks assigned him by ITPI or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by ITPI, such Developments and the benefits thereof shall immediately become the sole and absolute property of ITPI and its assigns, and Klein shall promptly disclose to ITPI (or any persons designated by it) each such Development and hereby assigns any rights Klein may have or acquire in the Developments and benefits and/or rights resulting therefrom to ITPI and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to ITPI.

          Upon disclosure of each Development to ITPI, Klein will, during his employment and at any time thereafter, at the request and expense of ITPI, sign, execute, make and do all such deeds, documents, acts and things as ITPI and its duly authorized agents may reasonably require:

               (i) to apply for, obtain and vest in the name of ITPI alone (unless ITPT otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

               (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

          In the event ITPI is unable, after reasonable effort, to secure Klein's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Klein's physical or mental incapacity or for any other reason, Klein hereby irrevocably designates and appoints ITPI and its duly authorized officers and agents as Klein's agents and attorneys-in-fact, to act for and in behalf of Klein and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Klein.

     12. Survival. The provisions of Sections 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

     13. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Klein and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

     14. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

              [The next page is the Signature Page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.

                              IT PARTNERS, INC.

                              By:    /s/ Daniel J. Klein (SEAL)
                                     ---------------------
                              Name:  Daniel J.  Klein
                              Title: President